UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2020, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain institutional investors identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, and the Purchasers agreed to purchase and acquire, 20,312,500 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), in a registered direct offering (the “Offering”). The investors in the Offering were Artal International S.C.A., an affiliate of Invus, L.P., the Company’s largest stockholder, and BVF Partners L.P. and certain affiliates of BVF Partners L.P.

The Shares were offered at a purchase price of $3.20 per share, and the aggregate gross proceeds to the Company from the Offering are expected to be approximately $65.0 million, before deducting certain fees and expenses related to the Offering and payable by the Company, including the Offering Fees (as defined below). The Offering is expected to close on or about December 16, 2020, subject to customary closing conditions.

Pursuant to the Subscription Agreement, the Company has agreed to take all necessary steps to (i) include and recommend the Charter Amendment (as defined below) in the proxy statement to be sent to stockholders in advance of the Company’s next annual meeting of stockholders (and subsequent meetings of stockholders, if necessary), and (ii) solicit from eligible stockholders (including, if necessary, prior to subsequent meetings) proxies in favor of the Charter Amendment. “Charter Amendment” shall mean an Amendment to the Company’s Certificate of Incorporation that grants holders of 20% or more of the Company’s issued and outstanding common stock (i) customary pre-emptive rights and (ii) consent rights prior to the Company taking any of the following actions (x) creating or issuing any new class or series of shares of capital stock of the Company (or securities convertible into or exercisable for shares of capital stock of the Company) having rights, preferences or privileges senior to or on parity with the common stock, (y) subject to certain exceptions, repurchasing, retiring, redeeming or otherwise acquiring any equity securities (or securities convertible into or exchangeable for equity securities) of the Company or any subsidiary and (z) adopting, or proposing to adopt, or maintaining any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless such stockholder is exempt from such plan or agreement.

The Subscription Agreements contain representations, warranties and other provisions customary for transactions of this nature.

In connection with the Offering, the Company also entered into a Placement Agency Agreement, dated as of December 11, 2020 (the “Placement Agency Agreement”), with Citigroup Global Markets acting as placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis. Pursuant to the Placement Agency Agreement, upon and subject to the closing of the Offering, the Company will pay to the Placement Agent a cash fee equals to six percent (6%) of the gross proceeds raised in the Offering; provided that no fee will be paid on the gross proceeds received from any Shares purchased by Invus L.P. or its affiliates (the “Offering Fees”). The Company has also agreed to reimburse the Placement Agent for certain expenses incurred by the Placement Agent in connection with the Offering.

The Shares described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2019, and was declared effective on November 18, 2019 (File No. 333-234568) (the “Registration Statement”).

The foregoing summaries of the Offering, the Shares, the Subscription Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the definitive transaction documents. Copies of the Subscription Agreement and the Placement Agency Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On December 11, 2020, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1.

Vinson & Elkins L.L.P., our counsel, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Subscription Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

In connection with the transaction described above, the Company updated the description of its business and its risk factors in the disclosures provided to investors. The updated description of the Company’s business is set forth in Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The updated description of the Company’s risk factors provided to investors in the Offering is set forth in Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Subscription Agreement

10.2	Placement Agency Agreement

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Press Release dated December 11, 2020.

99.2	Business Description.

99.3	Risk Factors.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: December 11, 2020	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel

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